CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 17, 1994 included with this Form 11-K for the year ended December 31, 1993 relating to the Savings Plan for Hourly-Rated Employees of Magma Copper Company, Magma Metals Company, San Manuel Railroad Company and Magma Arizona Railroad Company, into the Company's previously filed Registration Statement No. 33-66498 (Savings Plan for Hourly-Rated Employees).


                                      ARTHUR ANDERSEN & CO.


Tucson, Arizona,
   June 22, 1994.